SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549



                                   FORM 8-K/A-1

                                  CURRENT REPORT
                        Pursuant to Section 13 or 15(d) of
                        the Securities Exchange Act of 1934





  Date of Report (Date of earliest event reported):  September 15, 1995





                               SOFTNET SYSTEMS, INC.

             (Exact name of registrant as specified in its charter)





       New York                           1-5270           11-1817252

  (State or other jurisdiction       (Commission         (I.R.S. Employer
   of incorporation)                  File Number)   Identification No.)




       717 Forest Avenue, Lake Forest, Illinois          60045

       (Address of principal executive offices)          (Zip Code)


  Registrant's telephone number, including area code:  (708) 266-8150



                                  Not Applicable
           (Former name or former address, if changed since last report)




  The Form 8-K Current Report filed by the registrant on October 2, 1995 is hereby amended as follows:


  ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

  The text of this item as previously filed is hereby restated to read in its entirety as follows:

  (a)  Financial statements of businesses acquired.
       Financial Statements of Micrographic Technology Corporation (balance sheets as of June 30, 1995 and June 26, 1994, and the related statements of income, shareholders' equity (net capital deficiency) and cash flows for the years then ended) with Report of Independent Auditors.



  Board of Directors
  Micrographic Technology Corporation
  Mountain View, California



                          REPORT OF INDEPENDENT AUDITORS


  We have audited the accompanying balance sheets of Micrographic Technology Corporation as of June 30, 1995 and June 26, 1994, and the related statements of income, shareholders' equity (net capital deficiency), and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based upon our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe our audits provide a reasonable basis for our opinion.

  As further discussed in Note 2 to the financial statements, the Company has agreed to be acquired by another company, SofNet Systems, Inc.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Micrographic Technology Corporation as of June 30, 1995 and June 26, 1994, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.


                                               /s/ Frank, Rimerman & Co.

                                               FRANK, RIMERMAN & CO.


  Menlo Park, California
  August 31, 1995, except as to Note 2
  which is as of September 14, 1995



                        MICROGRAPHIC TECHNOLOGY CORPORATION

                                  BALANCE SHEETS


                                                                                        June 30, 1995          June 26, 1994
                                                  ASSETS
    Current assets:

        Cash                                                                     $              140,207   $                 -

        Accounts receivable, net of allowance of approximately                                 4,205,115            2,576,169
          $55,000 for doubtful accounts ($42,000 at June 26, 1994)

        Inventories                                                                           1,224,103             1,956,541

        Other current assets                                                                     91,065               161,132


    Total current assets                                                                      5,660,490             4,693,842


    Property and equipment, net                                                                 543,234               380,745

    Deferred issuance costs of long-term debt, net                                              352,496               405,722

    Other assets                                                                                 33,416                 58,149


                                                                                 $            6,589,636   $         5,538,458

                                      LIABILITIES AND SHAREHOLDERS'
                                      EQUITY (NET CAPITAL DEFICIENCY)
    Current liabilities:

        Bank overdraft                                                           $                     -  $             74,946

        Revolving loan payable                                                                  691,355               874,964

        Accounts payable                                                                      1,690,376             2,054,706

        Accrued compensation expenses                                                           486,699               214,962

        Income and other taxes payable                                                          101,299                 57,162

        Other accrued expenses                                                                  396,254               586,469

        Deferred revenue                                                                        396,267               186,582

        Due to shareholder                                                                      743,129               360,030

    Total current liabilities                                                                 4,505,379             4,409,821


    Long-term debt                                                                            3,429,900             3,305,560

    Due to shareholder                                                                                 -              645,960

    Commitments and contingencies


    Shareholders' equity (net capital deficiency):

        Common stock                                                                          1,917,412             1,917,412

        Accumulated deficit                                                                  (3,263,055)           (4,740,295)

    Net capital deficiency                                                                   (1,345,643)           (2,822,883)

                                                                                 $            6,589,636   $         5,538,458
                                       See Notes to the Financial Statements




                        MICROGRAPHIC TECHNOLOGY CORPORATION

                               STATEMENTS OF INCOME



                                                                                   Year Ended


                                                                June 30, 1995.     June 26, 1994.

    Net revenue                                             $      15,393,700  $      16,891,771

    Cost of revenue                                                 8,718,542         11,448,992

        Gross margin                                                6,675,158          5,442,779


    Operating expenses:

        Sales and marketing                                         1,414,277          2,209,987

        Engineering                                                 1,536,690          1,756,918

        General and administrative                                  1,702,171          1,658,844

                                                                    4,653,138          5,625,749

    Income (loss) from operations                                   2,022,020           (182,970)

    Interest expense, net                                             511,573            545,474

    Other (income) and expenses                                      (15,369)           (132,951)

    Income (loss) before income  tax expense and

         extraordinary credit                                       1,525,816           (595,493)


    Income tax expense                                                 48,576                  -

        Income (loss) before extraordinary credit                   1,477,240           (595,493)
    Extraordinary credit on early extinguishment of


        debt (Note 1)                                                       -           (750,435)

    Net income                                               $      1,477,240   $        154,942

    Income (loss)  per common share:


        Before extraordinary credit                          $           0.01   $          (0.01)

        Extraordinary credit                                 $           0.01   $           0.00

    Weighted average common

        & common equivalent shares                                111,109,517        111,109,517



                                       See Notes to the Financial Statements



                        MICROGRAPHIC TECHNOLOGY CORPORATION

            STATEMENTS OF SHAREHOLDERS' EQUITY (NET CAPITAL DEFICIENCY)




                                                                                                    Total
                                                                                                Shareholders'

                                                                                                Equity (Net
                                                             Common Stock        Accumulated       Capital
                                              Shares           Amounts          Deficit          Deficiency)


    Balance at June 27, 1993                 101,709,517 $      1,886,503 $    (4,895,237) $       (3,008,734)

        Conversion of warrants                9,000,000              -                -                   -

        Issuance of common shares               100,000            7,727              -                 7,727

        Exercise of  stock option               300,000           23,182              -                23,182

        Net income                                  -                -            154,942             154,942

    Balance at June 26, 1994                 111,109,517  $     1,917,412  $   (4,740,295)  $      (2,822,883)


        Net income                                                               1,477,240          1,477,240
                                                    -                -

    Balance at June 30, 1995                 111,109,517  $     1,917,412  $   (3,263,055)  $      (1,345,643)





                         See Notes to Financial Statements



                        MICROGRAPHIC TECHNOLOGY CORPORATION

                              STATEMENT OF CASH FLOWS

                                                                                            Years Ended


                                                                              June 30,          June 26,
                                                                                 1995             1994
    CASH FLOWS FROM OPERATING ACTIVITIES

    Net income                                                           $      1,477,240 $       154,942

    Adjustments to reconcile net income to net cash provided by

        (used in) operating activities:

           Depreciation  and amortization                                        341,364          357,569

           Interest expense converted to note principal                          124,340          245,560

           Extraordinary  credit                                                     -           (750,435)

           Change in assets and liabilities:

              Accounts receivable                                             (1,628,946)        (144,737)

              Inventories                                                        732,438        1,423,989

              Other current assets                                                70,067           51,264

              Other assets                                                        24,733          (51,088)

              Bank overdraft                                                     (74,946)          61,078

              Accounts payable                                                  (364,330)         (28,151)

              Accrued compensation and related expenses                          271,737         (205,900)

              Taxes payable                                                       44,137              -
              Other accrued liabilities                                         (190,215)          99,322

              Deferred revenue                                                   209,685         (181,223)

              Due to shareholder                                                (262,861)        (122,120)

           Net cash provided by operating activities                             774,443          910,070

    CASH USED IN INVESTING ACTIVITIES

    Acquisition of property and equipment                                       (450,627)         (53,335)

           Net cash used in investing activities                                (450,627)         (53,335)

    CASH USED IN FINANCING ACTIVITIES

    Payments on revolving loan                                                  (183,609)        (759,655)

    Reduction of long-term debt                                                      -           (162,254)

    Increase in note payable to shareholder                                          -             65,174

           Net cash used in financing activities                                (183,609)        (856,735)

    Net increase in cash                                                         140,207              -

    Cash at beginning of period                                                      -                -

    Cash at end of period                                                 $      140,207   $          -



    Supplemental disclosure of cash flow information

        Cash paid during the year for interest                            $          -     $      294,000

        Income taxes paid                                                 $       14,410   $          -

    Supplemental schedule of noncash investing and financing activities

        Common stock issued in conjunction with private

           placement of special warrants and exercise of stock option     $          -     $       30,909


                                          See Notes to Financial Statements

                        MICROGRAPHIC TECHNOLOGY CORPORATION



  NOTES TO FINANCIAL STATEMENTS



  1.   Organization and Summary of Significant Accounting Policies

       Organization and Business
       In 1989, Micrographic Technology Corporation (the "Company" or "MTC"), a California corporation, acquired substantially all of the assets and assumed certain liabilities of the Micrographic Systems Division of NCR Corporation (NCR Corporation was subsequently acquired by AT&T and became a wholly owned subsidiary AT&T). The acquisition was accounted for as a purchase with no goodwill recorded. The purchase price was approximately $9,200,000. The Company was initially financed through the issuance of common stock, preferred stock (with the preferred stock being subsequently converted to common stock) and debt (including debt from AT&T).

       The Company designs, develops, manufactures and markets products for the computer output microfilm ("COM") market. The Company's products consist primarily of proprietary hardware and software systems and media products (consumables), which include original and duplicate microfilm and the chemicals used in developing the film.

       Under agreements, the Company uses AT&T as a distributor for its products in many locations outside the United States and as the exclusive provider of installation and contract maintenance service within the United States. Net revenue from AT&T was approximately 26% and 44% of total net revenue for fiscal years 1995 and 1994, respectively. The Company had accounts receivable from AT&T of approximately $907,000 and $1,032,000 at June 30, 1995 and 1994,
       respectively.

       In 1994, the Company made several changes in its contractual relationship with AT&T. Effective May 19, 1994, AT&T and the Company executed a termination agreement whereby certain agreements previously entered into by the parties were terminated. Pursuant to the termination agreement, AT&T canceled indebtedness owed to it by MTC of $750,435, net of certain equipment transferred to AT&T by MTC. The Company incurred no tax liability as a result of this transaction due to the utilization of net operation loss carryforwards (Note 5).

       Effective July 1, 1994, the Company entered into a new Third Party Maintenance Agreement with AT&T under which AT&T became the exclusive worldwide authorized maintenance service representative for installation and contract maintenance services. The term of the Third Party Maintenance Agreement is for one year from the effective date and it automatically renews for additional one year periods. Either party may terminate this agreement by giving the other party six months prior written notice at the end of each one year period. The Company is entitled to receive a percentage of the net annual maintenance revenues generated by AT&T from servicing MTC products, payable monthly. In 1995, the Company earned and collected royalties of $1,602,000 in connection with this agreement.

       Fiscal Year

       In 1995, the Company adopted a fiscal year of June 30. In 1994, the Company used in a 52-53 fiscal year which ended June 26.

       Revenue Recognition

       Product revenue is recognized upon shipment, installation or final customer acceptance, depending on specific contract terms. Software service revenues are recognized ratably over the related contract period or as services are performed. Royalty revenue is recognized monthly based on estimated maintenance fees and is subject to verification against actual fees on a semi-annual basis.

       Export Sales
       Export sales made to continental Europe were approximately 27% and 26% of net revenue for fiscal years 1995 and 1994, respectively.

       Concentration of Credit Risk

       Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of accounts receivable. The Company sells its products on a national and international basis. The Company performs ongoing credit evaluations of its customers' financial condition and generally requires no collateral from its customers. At June 30, 1995, approximately 27% of trade accounts receivable were due from the Company's two primary distributors, including AT&T (43% in 1994).

       Inventories

       Inventories are stated at the lower of cost or market. Media products (consumables) inventories are included in finished goods.

       Inventories consist of the following:

                                    JUNE 30, 1995 JUNE 26, 1994

       Raw material     . . . .      $    393,428  $   584,232
       Work-in-process    . . .           148,169       49,046
       Finished goods     . . .           682,506    1,323,263
                                     $  1,224,103  $ 1,956,541

     Property and Equipment

     Property and equipment are stated at cost. Depreciation and amortization are computed using the straight-line method with estimated useful lives ranging from three to ten years. Depreciation and amortization expenses for fiscal years 1995 and 1994 were approximately $237,000 and $214,000 respectively, and are included in cost of revenue and in each of the operating expense categories in the statement of operations.

     Property and equipment is summarized as follows:

                                   JUNE 30, 1995JUNE 26, 1994

       Furniture and fixtures        $    491,946  $    491,946
       Leasehold improvements             374,461       361,565
       Machinery and equipment            808,873       496,729
       Computer equipment     .           829,715       704,127
                                     $  2,504,995  $  2,054,367
       Less accumulated depreciation
          and amortization    .       (1,961,761)   (1,673,622)
                                     $    543,234  $    380,745

       Deferred Issuance Costs of Long Term Debt

       Costs incurred in the issuance of Debentures and Notes (Note 3) have been capitalized and are being amortized using the straight-line method over 10 years, the term of the related debt instruments. Accumulated amortization was approximately $165,500 at June 30, 1995 ($112,000 in 1994).

       Software Development Costs

       Software development costs are expensed as incurred.

       Net Income (Loss) Per Common Share

       Primary net income (loss) per common share is computed based on the weighted average number of common and common equivalent shares outstanding. Fully diluted net income (loss) per share is not presented as it is not materially different from primary net income (loss) per common share.

       Reclassifications

       Certain reclassifications have been made to 1994 balances to conform with the 1995 presentation.

  2.   Proposed Sale of the Company

       On March 24, 1995, the Company entered into an agreement (the "Agreement") to exchange all of its issued and outstanding common stock, after conversion of its convertible subordinated notes, for cash of $1,050,000, notes with a face value of $2,800,000 and 777,778 shares of common stock of SoftNet Systems, Inc. ("SoftNet"). This consideration is subject to adjustment based upon the Company's 1995 operating results. SoftNet's primary business activities relate to telecommunication and image processing. The Agreement was approved by the Company's stockholders in September 14, 1995. Upon completion of the merger, the Company will cease to exist.

  3.   Financing Arrangements

       Revolving Line of Credit

       The Company has a $1,200,000 revolving line of credit subject to draw against qualified accounts receivable as defined by the agreement. As of June 30, 1995, the Company had available credit against this line of approximately $260,000. The line is secured by the accounts receivable of the Company and bears interest at prime plus 4.5% (13.50% at June 30, 1995) of the average daily outstanding balance. The line expires in September 1995 and is subject to annual renewal.

       Long-Term Debt

       Long-term debt consisted of the following:

                                          JUNE 30, 1995 JUNE 26, 1994

       Convertible subordinated secured
       debentures, due in February 2002
       with semi-annual interest payments
       at 6% (Note 2) . . . . . . .        $ 1,800,000   $1,800,000

       Subordinated secured notes, due in
       February 2002 with semi-annual interest
       payments at 11%  . . . . . .          1,629,900    1,505,560
                                             3,429,900    3,305,560
       Less current portion     . .                  -            -
                                           $ 3,429,900   $3,305,560

     Under the terms of the Indenture governing the Convertible Subordinate Secured Debentures (the "Debentures") and the Subordinate Secured Notes (the "Notes"), accrued interest is to be paid semi-annually so long as the securities are outstanding. Due to the Company's working capital requirements and its financial condition, the semi-annual interest payments due December 31, 1993, June 30, 1994 and December 31, 1994, on the Debentures and Notes were not made. In February 1995, the security holders agreed to convert accrued interest on the Debentures and Notes for December 31, 1993, June 30, 1994 and December 31, 1994 into additional principal on the Notes. Accordingly, the Notes were increased to $1,629,900 as of December 31, 1994. At June 30, 1995, the Company is in full compliance with all provisions of the convertible debentures and subordinated secured notes.

     The Debentures can be converted at any time prior to redemption into shares of the Company's common stock at a ratio of one common share for each $.12 of outstanding principal amount, subject to certain antidilution adjustments. If all the Debentures were converted, the Company would issue, approximately, an additional 15,000,000 common shares. The Company has reserved 15,000,000 common shares issuable upon conversion of the Debentures.

     The Debentures are subject to redemption at the option of the Company after the closing price for the Company's common shares on a publicly traded market equals or exceeds 200% of the conversion price of the Debentures for at least 75 trading days in any 90 consecutive trading day period. The Debentures are also subject to redemption, at the option of the Company at a price equal to the then outstanding principal amount, subject to a redemption premium of 5% of the principal value of the Notes in 1993, declining to zero in 2001. In the latter case, the Company would have to issue common share purchase warrants to purchase the same number of shares as would have been issuable if the Debentures had been converted.

     The Debentures and Notes are subordinate to borrowings under the Company's revolving line of credit agreement. As long as any of the Debentures and Notes remain outstanding, the cumulative net losses of the Company, calculated from July 1, 1994 forward, at the end of any fiscal year, shall not exceed $1,000,000.

  4.   Lease Commitments

     The Company operates in leased office and manufacturing facilities under a noncancellable lease which expired on July 31, 1995. Subsequent to June 30, 1995, the Company entered into a new three year noncancellable lease which expires on July 31, 1998. Rental expense was approximately $487,000 and $423,000 (net of sublease income of approximately $240,000 and $80,000 in fiscal years 1995 and 1994, respectively) for fiscal years 1995 and 1994, respectively.

     The Company also leases operating and administrative equipment on an operating lease basis. None of the obligations is material.

  Minimum future lease payments under all noncancellable operating leases at June 30, 1995 (including the new facilities lease) are as follows:

                                       RENTAL
                                    COMMITMENTSSUBLEASE INCOME

  Fiscal Year
       1995     . . . . . . . . .    $   358,500   $ 20,000
       1996     . . . . . . . . .        346,800          -
       1997     . . . . . . . . .        346,800          -
       1998     . . . . . . . . .         28,900          -
                                     $ 1,081,000   $ 20,000

  5.  Income Taxes

     The Company accounts for its income taxes assets and liabilities on the liability method in accordance with Statement of Financial Accounting Standards No. 109.

     The provision for income taxes consists of the following:

                                   JUNE 30, 1995JUNE 26, 1994


     Federal:
       Current    . . . . . . .      $ 26,525      $      -
       Deferred   . . . . . . .             -             -
                                     $ 26,525      $      -

     State:
       Current    . . . . . . .      $ 22,051      $      -
       Deferred   . . . . . . .             -             -
                                     $ 22,051      $      -

                                     $ 48,576      $      -

     At June 30, 1994, the Company had net operating loss carryforwards of approximately $2,430,000 for federal income tax purposes of which approximately $1,730,000 was used to reduce taxable income in 1995. The remaining carryforwards of $700,000 will expire in the years 2006 through 2009 if not used to reduce future federal taxable income.

     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets are as follows:

                                        JUNE 30, 1995 JUNE 26, 1994

  Deferred Tax Assets
     Inventory and other reserves        $  369,000   $    289,000
     Excess book over tax depreciation      115,000         60,000
     Deferred revenue     . . .              13,000         29,000
     Net operating losses   . .             280,000        810,000
     Total deferred tax assets           $  777,000   $  1,188,000
     Valuation allowance    . .           (777,000)    (1,188,000)
     Net deferred tax assets             $        -   $          -

  6.   Shareholders' Equity

     Common Stock

     The Company is authorized to issue 200,000,000 shares of no par value common stock. At June 30, 1995 and June 26, 1994, 111,109,517 shares were issued and outstanding.

     Preferred Stock

     The Company is authorized to issue 15,000,000 shares of no par value preferred stock, of which 500,000 shares were designated and issued as Series A convertible preferred stock and 500,000 shares were designated and
     issued as Series B redeemable preferred stock (the "preferred stock").   In
     March 1993, all of the issued and outstanding shares of Series A convertible preferred stock and Series B redeemable preferred stock were converted into common stock.

     Options and Warrants

     In 1992, the Company completed a private placement transaction which resulted in the issuance of its currently outstanding subordinated Debentures and Notes (Note 3). In connection with this transaction, 9,000,000 warrants, each convertible into one share of common stock, were issued. No portion of the consideration received in connection with the transaction was allocated to the equity instruments (warrants). The warrants were converted into common stock in 1994.

     In connection with the above transaction, the Company issued a total of 400,000 shares of common stock (300,000 through stock options) as compensation to the underwriter of the private placement.

     Share Purchase Warrant Registration

     On April 14, 1993, the Company obtained a receipt for a final prospectus from the Ontario Securities Commission ("OSC") for the secondary distribution of 5,253,517 common shares of the Company. The common shares were originally acquired by the stockholder/director of the Company. In 1989, the shares were transferred to Plumbing Marts of America ("PMA") and were being held for distribution to the shareholders of PMA, who include the above-mentioned stockholder/director of the Company. There were no proceeds to the Company upon completion of the secondary distribution of the 5,253,517 common shares.

     In connection with this secondary distribution, the Company borrowed $158,600 from the shareholder/director. This obligation, included in "Due to shareholder," is to be repaid when the Company's operations become profitable and cash flow permits.

  7.   Other Related Party Transaction

     In May 1993, the stockholder/director acquired the Company's rights and interests in three of its sales agreements for approximately $2,100,000. Under the terms of the transaction, the Company agreed to facilitate the signing of lease agreements between the stockholder/director and the customers. As of June 30, 1995, approximately $2,020,000 of lease agreements between the stockholder/director and the customers, on which the Company has recognized revenue, have been signed. At June 30, 1995, the remaining amount of $79,795 ($245,030 at June 26, 1994) is included in the balance shown as "Due to shareholder" in the current liabilities section of the balance sheet. The Company has agreed that the stockholder/director will receive at least a 16% return on his investment. Also included in "Due to shareholder" at June 30, 1995, is a reserve of approximately $273,211 ($262,000 at June 26, 1994) representing the present value of the difference between the return on investment desired by the Private Investor and the return on investment implicit in the lease agreements signed by the customers. The stockholder/director has agreed to forgive the $273,211 upon the merger of the Company into SoftNet (Note 2).

     Financial Statements of Kansas Communications, Inc. (balance sheets as of March 31, 1995 and March 31, 1994, and the related statements of earnings, retained earnings and cash flows for each of the three years in the period ended March 31, 1995) with Report of Independent Accountants included in the Registration Statement on Form S-4 dated August 9, 1995, as amended (Reg. No. 33-95542) and incorporated herein by reference.

     Unaudited Financial Statements of Kansas Communications, Inc. for the three-month period ended June 30, 1995.


                KANSAS COMMUNICATIONS, INC.
             BALANCE SHEET AS OF JUNE 30, 1995
                        (unaudited)


                     ASSETS
   Current assets:
       Cash                                   $   320,668
       Receivables, net                         1,272,195
       Inventories                              1,753,445
       Prepaid expenses                            22,555
        Total current assets                    3,368,863

   Property and equipment, net                    234,421
   Other assets                                   161,302

                                               $3,764,586

      LIABILITIES AND SHAREHOLDERS' EQUITY
   Current liabilities:
       Accounts payable and accrued expenses   $1,225,305
       Current portion of long-term debt          201,889
       Deferred revenue                           510,070
        Total current liabilities               1,937,264

   Long-term debt, net of current portion          75,595

   Shareholders' equity:
       Common stock, $1 par value, 50,000
         shares authorized,
           5,333 shares outstanding                 5,333
       Capital in excess of par value              12,668
       Retained earnings                        1,733,726
        Total shareholders' equity              1,751,727

                                               $3,764,586



                            KANSAS COMMUNICATIONS, INC.
                               STATEMENTS OF INCOME



                                                    Three months ended
                                                         June 30,
                                                     1995         1994
                                                        (Unaudited)

   Sales                                         $  2,733,994$   3,047,901

   Cost of sales                                    1,702,813    1,848,550

        Gross profit                                1,031,181    1,199,351

   Expenses:
        Selling, general and administrative           866,450      676,604
        Depreciation and amortization                  23,235       17,076

             Total expenses                           889,685      693,680

        Income from operations                        141,496      505,671

   Other expense                                        3,042          619

        Income before provision for income taxes      138,454      505,052

   Provision for income taxes                          55,000      196,000

   Net income                                    $     83,454$     309,052

   Net income per share                          $      15.65$       57.95

   Weighted average common shares outstanding           5,333        5,333



                            KANSAS COMMUNICATIONS, INC.
                             STATEMENTS OF CASH FLOWS


                                                    Three months ended
                                                         June 30,
                                                     1995         1994
                                                        (Unaudited)

   CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income                                   $     83,454$     309,052
    Adjustments to reconcile net income to net
      cash provided by operating activities
     Depreciation and amortization                     23,235       17,076
     Changes in operating assets and
       liabilities
        Receivables                                  (68,759)    (283,216)
        Inventories                                  (79,351)      175,392
        Prepaid expenses                               56,187     (14,872)
        Accounts payable and accrued expenses         176,971      373,012
        Deferred revenue                            (111,575)    (231,920)
             Net cash provided by operating            80,162      344,524
               activities

   CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchase of property and equipment                (9,939)      (2,366)
    Increase in other assets                         (47,959)    (111,614)
             Cash used in investing activities       (57,898)    (113,980)

   CASH FLOWS FROM FINANCING ACTIVITIES:
    Proceeds from issuance of long-term debt          179,269     (21,524)
             Net cash provided by (used) in           179,269     (21,524)
               financing activities

   NET INCREASE (DECREASE) IN CASH                    201,533      209,020
   CASH, beginning of period                          119,135      259,430
   CASH, end of period                           $    320,668$     468,450


  1.  BASIS OF PRESENTATION

     The financial information included herein is unaudited; however, such information reflects all adjustments (consisting solely of normal recurring adjustments) which are, in the opinion of management, necessary for a fair presentation of the consolidated statements of financial position, results of operations and cash flows as of, and for the interim period ended, June 30, 1995.

     The results of operations for the three months ended June 30, 1995 are not necessarily indicative of the results to be expected for the full year.

  2.  PROPOSED SALE OF THE COMPANY

     On March 24, 1995, the Company entered into an agreement (the "Agreement") to exchange all of its issued and outstanding common stock for 1,300,000 shares of common stock of SoftNet Systems, Inc. The transaction will be accounted for as a pooling-of-interest. On September 15, 1995 the transaction was completed.

  (b)  Pro Forma financial information.

    Unaudited Pro Forma Condensed Combined Financial Statements of SoftNet Systems, Inc. and the acquired businesses: Micrographic Technology Corporation and Kansas Communications, Inc.

            UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS


  The following unaudited pro forma condensed combined financial statements give effect to the mergers of Micrographic Technology Corporation ("MTC") and Communicate Direct Incorporated ("CDI"), on a purchase accounting basis, and the merger of Kansas Communications, Inc. ("KCI"), on a pooling-of-interests basis, with SoftNet Systems, Inc. and Subsidiaries ("SoftNet").

  The unaudited pro forma condensed combined balance sheet at June 30, 1995 assumes that the mergers of MTC and KCI occurred on June 30, 1995. The unaudited pro forma condensed combined statements of operations for the nine months ended June 30, 1995 and the year ended September 30, 1994, assume that the mergers occurred on October 1, 1994 and October 1, 1993, respectively.

  The pro forma adjustments are based on preliminary assumptions of the allocation of the purchase price and are subject to revision once evaluations of the fair value of the assets and liabilities and net worth of CDI and MTC are completed. Such revisions are not expected to be material to the reported pro forma financial position or results of operations.

  THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS ARE NOT NECESSARILY INDICATIVE OF THE RESULTS THAT ACTUALLY WOULD HAVE OCCURRED IF THE MERGERS HAD BEEN COMPLETED ON THE ASSUMED DATES, NOR ARE THE STATEMENTS INDICATIVE OF FUTURE COMBINED FINANCIAL POSITION OR EARNINGS.

  The pro forma condensed combined financial statements should be read in conjunction with the consolidated financial statements of SoftNet filed with the Securities and Exchange Commission in its Annual Report on Form 10-KSB for the fiscal year ended September 30, 1994 and its current report on Form 10-QSB for the nine months ended June 30, 1995.


                                                SOFTNET SYSTEMS, INC. AND SUBSIDIARIES
                                              PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                                             June 30, 1995

                                                              (UNAUDITED)

                                                               Historical                               Pro forma


                                               SoftNet           Kansas       Microgrpahic
                                              Systems,      Communications,   Technology,
                                                Inc.              Inc.           Corp.       Adjustments          Combined
              ASSETS

    Current assets:
     Cash                                    $   361,195     $    320,668    $    140,207              -        $    822,070
     Trade accounts receivable, net            1,643,603        1,272,195       4,205,115              -           7,120,913
     Inventories                               1,191,009        1,753,445       1,224,103              -           4,168,557
     Prepaid expenses                            168,105            7,631          91,065              -             266,801

          Total current assets                 3,363,912        3,353,939       5,660,490              -          12,378,341

    Property and equipment, net                1,447,092          234,420         543,234              -           2,224,746
    Long-term investment, at cost              1,989,379                -               -              -           1,989,379
    Intangible assets, net                     4,348,658                -         352,496   $  5,000,114(D)       10,214,772
                                                                                                 866,000(E)
                                                                                                -352,496(H)
    Other assets                                 433,122          176,226          33,416       -230,000(E)          412,764

          Total assets                       $11,582,163     $  3,764,585    $  6,589,636   $  5,283,618       $  27,220,002


              LIABILITIES

    Current Liabilities
     Notes payable                           $ 1,930,651     $    163,678    $    691,355   $   -691,000(B)    $   2,094,684
     Obligations under capital lease                   -           38,211               -              -              38,211
     Accounts payable and accrued expenses     3,100,598        1,315,303       2,674,628       -230,000(B)        6,860,529
     Deferred revenue                            389,955          510,070          396,267              -           1,296,292
     Stock put liability                         200,000                -               -              -             200,000

          Total current liabilities            5,621,204        2,027,262       3,762,250       -921,000          10,489,716

    Obligations under capital lease,
      less current portion                             -           36,805               -              -              36,805
    Long-term debt less current portion        4,095,423           38,790       3,429,900      2,800,000(C)       12,018,213
                                                                                               3,284,100(B)
                                                                                              -1,630,000(H)
    Other liabilities                                  -                -         743,129       -743,129(B)                0

          Total liabilities                    9,716,627        2,102,857       7,935,279      2,789,971          22,544,734

    Shareholder's equity:
     Common stock outstanding                     31,921            5,333       1,917,412     -1,917,412(F)           55,376
                                                                                                   7,778(A)
                                                                                                   7,667(G)
                                                                                                   2,012(H)
                                                                                                     665(I)
     Additional paid in capital               19,109,211           12,668               -      5,242,222(A)       26,573,257
                                                                                                  -7,667(G)
                                                                                                -363,000(E)
                                                                                               1,627,988(H)
                                                                                                 951,835(I)
     Retained earnings
       (Accumulated Deficit)                 -17,275,596        1,643,727      -3,263,055      3,263,055(F)      -21,953,365
                                                                                                -352,496(H)
                                                                                                -969,000(E)
                                                                                              -5,000,000(D)

          Total shareholder's equity           1,865,536        1,661,728      -1,345,643      2,493,647           4,675,268

          Total liabilities and
            shareholder's equity           $  11,582,163      $ 3,764,585     $ 6,589,636   $  5,283,618       $  27,220,002



                                       See notes to pro forma condensed combined balance sheet.


                      SOFTNET SYSTEMS, INC. AND SUBSIDIARIES
                      NOTES TO PRO FORMA CONDENSED COMBINED
                                   BALANCE SHEET
                                   JUNE 30, 1995

                                    (UNAUDITED)


  (A) To record the issuance of 777,778 shares of SoftNet Systems, Inc. common stock to the shareholders of MTC, $.01 par value, for approximate value of $5,250,000.

  (B) To record additional borrowings in the amount of $3,284,100 by SoftNet to pay the cash consideration to the shareholders of MTC in the amount of $1,050,000, the payment of $297,600 to one shareholder for the complete satisfaction of certain obligations owed by MTC to the shareholder, the payment of $691,000 to pay-off of the MTC revolving line of credit, and the payment of transaction costs incurred in connection with the mergers.

  (C) To record the issuance of $2,800,000 principal amount of SoftNet Systems, Inc. 9% convertible subordinated debentures as additional consideration to the shareholders of MTC.

  (D) To record the purchase price of MTC in excess of the fair value of acquired assets, less assumed liabilities, to be added to intangible assets.

  (E) To record the transaction costs incurred in connection with the mergers, approximately $866,000 to be added to intangible assets and $969,000 to be expensed as acquisition costs. Also, to reclassify the portion of these transaction costs already recorded by SoftNet and included in other assets. Additionally, to record the costs related to issuance of equity securities in connection with the merger of MTC, of approximately $363,000.

  (F) To remove MTC outstanding common stock and accumulated deficit as of June 30, 1995.

  (G) To record the issuance of 1,300,000 shares of SoftNet Systems Inc. common stock, par value $.01, in exchange for all of the outstanding shares of KCI common stock.

  (H) To record the conversion of $1,630,000 in notes into 201,235 shares of SoftNet Systems, Inc. common stock, par value $.01, as well as, to record the write-off of debt issuance costs related to the converted notes.

  (I) To record the issuance of 66,437 shares of SoftNet Systems, Inc. common stock, par value $.01, in consideration for certain transaction related costs.


                                                 SOFTNET SYSTEMS, INC. AND SUBSIDIARIES
                                         PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                                                For the nine months ended June 30, 1995

                                                              (UNAUDITED)

                                                                  Historical                                     Pro forma


                                             SoftNet     Communicate        Kansas     Microgrpahic
                                            Systems,       Direct,      Communications, Technology
                                              Inc.          Inc.             Inc.       Corporation      Adjustments    Combined

    Revenue                            $  8,285,031     $  903,032     $  7,564,169    $12,186,361           ---     $28,938,593
    Cost of revenue                       4,483,017        501,815        4,427,028      6,778,375           ---      16,190,235
                                          3,802,014          401,217      3,137,141     5,407,986            ---      12,748,358

    Operating expenses:
       Selling, general and
         administrative                   5,160,915        470,062        2,651,627      2,102,142   $   617,000(C)   11,001,746
       Acquisition costs                                       ---              ---            ---       969,000(F)      969,000
       Research and development                 ---            ---              ---      1,536,690     5,000,000(D)    6,536,690
    Total operating expenses              5,160,915        470,062        2,651,627      3,638,832     6,586,000      18,507,436

    Income (loss) from operations        -1,358,901        -68,845          485,514      1,769,154    -6,586,000      -5,759,078
    Interest expense, net                  -422,066        -22,299            1,087       -397,867      -189,000(A)   -1,230,145
                                                                                                        -200,000(B)
    Other income (expenses)                   4,054            ---          -35,558         15,369      -352,496(E)     -368,631
                                           -418,012        -22,299          -34,471       -382,498      -741,496      -1,598,776

    Income (loss) before income taxes    -1,776,913        -91,144          451,043      1,386,656    -7,327,496      -7,357,854
    Provision for income taxes                  ---            ---          179,309         48,576           ---         227,885
    Income (loss) before
      extraordinary credit             $ -1,776,913      $ -91,144       $  271,734     $1,338,080   $-7,327,496     $-7,585,739

    Income per common share                                                                                          $     -1.47

    Weighted average common and common
       equivalent shares outstanding                                                                                   5,150,516



                                  See notes to pro forma condensed combined statement of operations.


                      SOFTNET SYSTEMS, INC. AND SUBSIDIARIES
                      NOTES TO PRO FORMA CONDENSED COMBINED
                              STATEMENT OF OPERATIONS
                      FOR THE NINE MONTHS ENDED JUNE 30, 1995

                                    (UNAUDITED)


  The historical statement of operations of CDI for the period ended June 30, 1995, includes the operating results, for the month of October 1994 (the period prior to the acquisition by SoftNet). All operations of CDI subsequent to October 1994 are included in the consolidated statement of operations of SoftNet. Purchase price adjustments for the acquisition of CDI are reflected in the balance sheet of SoftNet at June 30, 1995.


  (A) To adjust interest expense to reflect the issuance of 9% convertible debentures in the amount of $189,000.

  (B) To adjust interest expense to reflect the additional borrowings used to fund the merger with MTC, calculated at 10%, in the amount of $250,000 less the amount of interest on the MTC revolver paid off, in the amount of $50,000.

  (C) To adjust amortization expense for the amortization of developed purchased software, the purchase price of MTC in excess of the fair value of acquired assets, less assumed liabilities, and certain transaction costs incurred in connection with the merger of MTC. Software and the transaction costs are amortized over a 5 year life, goodwill is amortized over a 10 year life. The adjustments for the amortization of the purchased software, transaction costs and goodwill are $150,000, $130,000 and $337,000, respectively.

  (D) To record the acquired in process technology relating to the acquisition of new technology made in support of SoftNet's expansion into the data imaging software market.

  (E) To record the write-off of deferred debt issuance costs related to the notes converted into shares of SoftNet Systems, Inc. common stock.

  (F)  To record certain transaction costs incurred in relation to the mergers.




                                                SOFTNET SYSTEMS, INC. AND SUBSIDIARIES
                                         PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                                                 For the year ended September 30, 1994

                                                              (UNAUDITED)

                                                                  Historical                                     Pro forma


                                             SoftNet     Communicate        Kansas     Microgrpahic
                                            Systems,       Direct,      Communications, Technology
                                              Inc.          Inc.             Inc.       Corporation      Adjustments    Combined

    Revenue                              $  883,352  $  11,577,220     $  9,441,440    $15,073,867           ---     $36,975,879
    Cost of revenue                             ---      6,763,943        5,658,130     10,154,165           ---      22,576,238
                                            883,352      4,813,277        3,783,310      4,919,702           ---      14,399,641

    Operating expenses:
       Selling, general and
         administrative                   2,160,436      4,917,168        2,908,406      3,264,817   $   773,000(A)   14,623,827
                                                                                                         600,000(E)
       Acquisition costs                        ---            ---              ---            ---       969,000(G)      969,000
       Research and development                 ---            ---              ---      1,756,918     5,000,000(F)    6,756,918
    Total operating expenses              2,160,436      4,917,168        2,908,406      5,021,735     7,342,000      22,349,745

    Income (loss) from operations        -1,277,084       -103,891          874,904       -102,033    -7,342,000      -7,950,104
    Interest expense, net                  -603,262       -105,921          -14,118       -523,095      -185,000(B)   -1,953,396
                                                                                                        -252,000(C)
                                                                                                        -270,000(D)
    Other income (expenses)                   1,967            ---          -33,299        132,951      -393,000(H)     -291,381
                                           -601,295       -105,921          -47,417       -390,144    -1,100,000      -2,244,777

    Income (loss) before income taxes    -1,878,379       -209,812          827,487       -492,177    -8,442,000     -10,194,881
    Provision for income taxes                  ---            ---          376,846            ---           ---         376,846
    Income (loss) before
      extraordinary credit             $ -1,878,379     $ -209,812         $450,641      $-492,177   $-8,442,000    $-10,571,727

    Income per common share                                                                                               $-2.18

    Weighted average common and common
      equivalent shares outstanding                                                                                    4,856,844


                                  See notes to pro forma condensed combined statement of operations.

                      SOFTNET SYSTEMS, INC. AND SUBSIDIARIES
                      NOTES TO PRO FORMA CONDENSED COMBINED
                              STATEMENT OF OPERATIONS
                       FOR THE YEAR ENDED SEPTEMBER 30, 1994

                                    (UNAUDITED)


  (A) To adjust amortization expense for the amortization of the purchase price of CDI in excess of the fair value of acquired assets, less assumed liabilities, added to intangible assets and amortized over a 10 year life, in the amount of $440,000.

  (B) To adjust interest expense for (i) the amortization of the debt issuance costs incurred with the acquisition of CDI, amortized over a 2 year life, in the amount of $52,000; (ii) the interest expense to reflect the issuance of SoftNet's Series B notes in the amount of $8,000; and (iii) the interest expense to reflect the issuance of SoftNet' 10% convertible subordinated notes in the amount of $125,000.

  (C) To adjust interest expense to reflect the issuance of 9% convertible debentures in the amount of $252,000.

  (D) To adjust interest expense to reflect the additional borrowings used to fund the merger with MTC, calculated at 10%, in the amount $330,000, less the amount of interest on the MTC revolver paid off, in the amount of $60,000.

  (E) To adjust amortization expense for the amortization of developed purchased software, the purchase price of MTC in excess of the fair value of acquired assets, less assumed liabilities, and certain transaction costs incurred in connection with the merger of MTC. Software and the transaction costs are amortized over a 5 year life and goodwill is amortized over a 10 year life. The adjustments for the amortization of the purchased software, transaction costs and goodwill are $200,000, $173,000 and $400,000, respectively.

  (F) To record the acquired in process unproven technology relating to the acquisition of new technology made in support of SoftNet's expansion into the data imaging software market.

  (G) To record transaction costs incurred with the mergers, of approximately $969,000.

  (H) To record the write-off of deferred debt issuance costs related to the notes converted into shares of SoftNet Systems, Inc. common stock.

  (c)  Exhibits.

       See Exhibit Index.


                                    SIGNATURES



  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                SOFTNET SYSTEMS, INC.


  Date:  November 29, 1995      By:   /s/ Martin A. Koehler

                                      Martin A. Koehler
                                      Vice President - Finance and
                                      Chief Financial Officer



                                   EXHIBIT INDEX

  The text of this Exhibit Index as previously filed is hereby restated to read in its entirety as follows:

  Exhibit
    No.          Description of Document

    2.1 Agreement and Plan of Reorganization dated March 24, 1995 among SoftNet Systems, Inc., KCI Acquisition Corp., Kansas Communications, Inc., Sizemore Enterprises and Gerald Tousey and Cleo Tousey filed as
          Exhibit 2.1 to the Registration Statement on Form S-4 dated August 9, 1995, as amended (Reg. No. 33-95542) and incorporated herein by reference.

    2.2 Agreement and Plan of Reorganization dated March 24, 1995 among SoftNet Systems, Inc., MTC Acquisition Corp. and Micrographic Technology Corporation, as amended by Amendment No. 1 dated as of July 20, 1995, filed as Exhibit 2.2 to the Registration Statement on Form S-4 dated August 9, 1995, as amended (Reg. No. 33-95542) and incorporated herein by reference.

    4.1 Form of Indenture between SoftNet Systems, Inc. and U.S. Trust Company of California, N.A., as Trustee, including Form of Note, relating to the 9% SoftNet Convertible Subordinated Debentures, filed as Exhibit
          4.2 to the Registration Statement on Form S-4 dated August 9, 1995, as amended (Reg. No. 33-95542) and incorporated herein by reference.

   23.1   Consent of Frank Rimerman & Co.

   23.2   Consent of Grant Thornton LLP